                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
    [ ]  Preliminary proxy statement
    [X]  Definitive proxy statement
    [ ]  Definitive additional materials
    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                BROWN GROUP, INC.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                BROWN GROUP, INC.
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
         6(j)(2).
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         (4) Proposed maximum aggregate value of transaction:

         * Set forth the amount on which the filing fee is calculated and state how it was determined.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

         (4) Date filed:

                                Brown Group, Inc.
                 8300 maryland avenue, st. louis, missouri 63105

Notice of
Annual Meeting of Stockholders
May 26, 1994

    The Annual Meeting of Stockholders of Brown Group, Inc. (the "Corporation") will be held on the 26th day of May, 1994, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri for the following purposes:

    A.   To elect four Directors.

    B. To ratify and approve the prior adoption by the Board of Directors of the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994, as described in the following Proxy Statement, and the allocation of 750,000 shares of the Corporation's Common Stock thereto.

    C. To ratify the appointment of independent auditors for the current Fiscal Year.

    D. To transact such other business as may properly come before the meeting.

    On October 14, 1993, the Board of Directors of the Corporation amended
Article II, Section 1 of the Bylaws of the Corporation to increase the number of Directors from ten to eleven, and elected Mr. S. Donley Ritchey to fill the Directorial vacancy created thereby, to serve until the 1994 Annual Meeting of the Stockholders of the Corporation. On March 3, 1994, the Board of Directors also amended Article II, Section 1 of the Bylaws to permit a Director to serve until the Annual Meeting of Stockholders following the end of the calendar year during which he attains his seventieth birthday. Article II, Section 1 of the Corporation's Bylaws, as so amended, is set forth in Exhibit 1 to the accompanying Proxy Statement.

    The next meeting of the Board of Directors of the Corporation is scheduled to be held on May 26, 1994, immediately preceding the Annual Meeting of Stockholders. It is expected that, at this meeting, the Directors will amend
Article II, Section 1 of the Bylaws of the Corporation to reduce the number of Directors from eleven to nine, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into three classes of three Directors each. Article II, Section 1 of the Corporation's Bylaws, as it will appear if so amended, is set forth in Exhibit 2 to the accompanying Proxy Statement.

    Holders of Common Stock of the Corporation whose names appear of record on the books of the Corporation at the close of business on April 6, 1994 are entitled to receive notice of and to vote at said meeting.

                                          ROBERT D. PICKLE
                                          Vice President, General Counsel
                                          and Corporate Secretary

8300 Maryland Avenue
St. Louis, Missouri 63105
April 20, 1994

    Stockholders are urged to sign, date and return the enclosed Proxy as soon as possible. A postage paid, return addressed envelope is enclosed for your convenience.

                                Brown Group, Inc.
                 8300 maryland avenue, st. louis, missouri 63105

                                 PROXY STATEMENT

                              --------------------

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 1994

                              --------------------

    This Proxy Statement is furnished to Stockholders of Brown Group, Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of Proxies for use at the Annual Meeting of Stockholders to be held on May 26, 1994, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    On the April 6, 1994 record date, the Corporation had outstanding 17,695,966 shares of Common Stock of the par value of $3.75 per share, each of which is entitled to one vote. The Corporation's Annual Report for the Fiscal Year ended January 29, 1994 accompanies this Proxy Statement. Such report shall not, however, be considered as proxy soliciting material. This Proxy Statement, the enclosed form of Proxy, and the Corporation's Annual Report to Stockholders are being mailed to Stockholders of the Corporation on or about April 20, 1994.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to each person known by the Corporation, as of April 6, 1994, to beneficially own more than 5% of the Common Stock:

                                                    Number of      Percent of
                                                 Shares of Common  Outstanding
     Name and Address of Beneficial Owner             Stock        Common Stock
- -----------------------------------------------  ----------------  ------------

Boatmen's Bancshares, Inc. ....................    1,201,493 (1)      6.8% (1)
One Boatmen's Plaza
St. Louis, Missouri 63101

FMR Corp. .....................................    1,174,195 (2)      6.6% (2)
82 Devonshire Street
Boston, Massachusetts 02109

Mitchell Hutchins Asset Management, Inc. ......    1,205,200 (3)      6.8% (3)
1285 Avenue of the Americas
New York, New York 10019

- ----------

(1) Based on written representations made to the Corporation by such Stockholder, the named Stockholder, acting in various fiduciary capacities, possessed sole voting authority over 991,091 shares, shared voting authority over 210,402 shares, and shared investment authority over 552,420 shares, including 335,984 shares over which wholly-owned subsidiaries of such Stockholder had sole investment authority.

(2) Based on written representations made to the Corporation by such Stockholder, the named Stockholder, acting in various fiduciary capacities, possessed sole voting authority over 3,174 shares, shared voting authority over 1,171,021 shares, and sole investment authority over 1,174,195 shares.

(3) Based on written representations made to the Corporation by such Stockholder, the named Stockholder, acting in various fiduciary capacities, possessed shared investment authority over 1,205,200 shares and shared voting authority over 1,205,200 shares.

                         SECURITY HOLDINGS OF MANAGEMENT

    The following table sets forth, as of April 6, 1994, the amount of Common Stock of the Corporation beneficially owned by each Director of the Corporation, each nominee for election as a Director of the Corporation, certain Executive Officers of the Corporation who are listed in the Summary Compensation Table on page 12 of this Proxy Statement, and all Directors and Executive Officers of the Corporation as a Group, together with the number of incentive options and non-qualified options to purchase shares of Common Stock which are exercisable by such persons, either immediately or by June 5, 1994, at prices ranging from $22.75 to $38.625 per share, and which option shares are considered to be beneficially owned by such persons pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934:

                                                     Amount of Common Stock
                                                       Beneficially Owned
                                                 ------------------------------
                                                    Number of       Options
                                                     Shares      Exercisable By
                    Name                             Owned        June 5, 1994
- -----------------------------------------------  --------------  --------------

Joseph L. Bower ...............................       1,000             -0-
B. A. Bridgewater, Jr. ........................      98,624          53,660
Brian C. Cook .................................      32,062          19,969
Arthur G. Croci ...............................      15,360          10,212
W. L. Hadley Griffin ..........................      40,758 (1)         -0-
Joan F. Lane ..................................       1,100             -0-
John D. Macomber ..............................       2,000             -0-
William E. Maritz .............................       1,000             -0-
General Edward C. Meyer, Retired ..............       1,000             -0-
Gary M. Rich ..................................       7,355           5,000
Harry E. Rich .................................      25,146          38,973
Morton I. Sosland .............................       1,100             -0-
Daniel R. Toll ................................       1,000             -0-
Thomas A. Williams.............................      18,510           5,000
Directors and Executive Officers as a Group
(27 persons, including those named above)......     448,140         242,273

- ----------

(1) Does not include an aggregate of 8,000 shares held by Mr. Griffin's wife. Mr. Griffin disclaims any beneficial interest in these shares.

    Each person identified in the above table is the beneficial owner of less than 1% of the Corporation's Common Stock. The 27 persons comprising Directors and Executive Officers as a Group are, in the aggregate, the beneficial owners of 3.8% of such outstanding Common Stock, when the shares subject to the options described above are considered as beneficially owned by such persons. Such option shares have been deemed to be outstanding as of April 6, 1994, for purposes of calculating the aggregate percentage beneficially owned by Directors and Executive Officers as a Group.

                                       (A)
                            THE ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. This classified Board structure was adopted on November 2, 1954. As noted above, it is expected that on May 26, 1994, immediately preceding the Annual Meeting of Stockholders, the Board of Directors will amend the Bylaws of the Corporation to reduce the number of Directors from eleven to nine. As a result, three Directors are to be elected for terms expiring at the Annual Meeting in 1997, or until their respective successors have been elected and qualified, and one Director is to be elected for a term expiring at the Annual Meeting in 1996, or until his successor has been elected and qualified. It is intended that the votes will be cast pursuant to the accompanying Proxy for the election of the nominees named below, unless otherwise directed. In the event that any nominees for office should for any reason become unavailable, although no reason is known why any will be unable to serve, it is intended that votes will be cast pursuant to the accompanying Proxy for substitute nominees designated by the Board of Directors, except for Proxies marked to the contrary.

    The nominees and the Directors who will continue in office, the terms for which they are nominated or have been elected, their other positions or offices with the Corporation, their ages, the respective years which marked the commencement of their continuous service as Directors of the Corporation and their principal current occupations are as set forth below. All nominees and all Directors continuing in office previously have been elected by the Stockholders.

    On March 31, 1994, Mr. S. Donley Ritchey resigned from the Board of Directors, effective on that date. In addition, Mr. W. L. Hadley Griffin is retiring as a Director of the Corporation upon the expiration of his term of office at the 1994 Annual Meeting of Stockholders.

    Mr. Ritchey's resignation, together with the impending retirement of Mr. Griffin, will reduce the number of active Directors from eleven to nine. In order that the remaining Directors may serve in classes of equal size, Mr. Harry E. Rich, who was elected by the Stockholders to the Board of Directors in 1993 for a term of office expiring at the Annual Meeting in 1996, is standing at this time for election for a term of three years, expiring at the Annual Meeting in 1997, and Mr. Morton I. Sosland, who was elected by the Stockholders to the Board of Directors in 1993 for a term expiring at the Annual Meeting in 1995, is standing at this time for election for a term of two years, expiring at the Annual Meeting in 1996.

TO BE ELECTED FOR A TERM
OF THREE YEARS

                                                                     Director
                                                                   Continuously
    Name and Other Positions or Offices with the Corporation  Age     Since
    --------------------------------------------------------  ---  ------------

(1) JOSEPH L. BOWER

    Chairman of the Corporation's Compensation Committee
    and Member of the Corporation's Executive Committee ....  55       1987

(2) JOAN F. LANE
    Chairperson of the Corporation's Governance and
    Nominating Committee; Member of the Corporation's
    Executive Committee and Member of the Corporation's
    Compensation Committee .................................  65       1985

(3) HARRY E. RICH
    Executive Vice President and Chief Financial Officer;
    Member of the Corporation's Executive Committee.........  54       1983

























- ----------

(1) Refer to Appendix A attached hereto for description of photographic material.

(2) Refer to Appendix A attached hereto for description of photographic material.

(3) Refer to Appendix A attached hereto for description of photographic material.

TO BE ELECTED FOR A TERM
OF TWO YEARS

                                                                     Director
                                                                   Continuously
    Name and Other Positions or Offices with the Corporation  Age     Since
    --------------------------------------------------------  ---  ------------

(4) MORTON I. SOSLAND
    Member of the Corporation's Audit Committee and Member
    of the Corporation's Compensation Committee.............  68       1987

TO CONTINUE IN OFFICE
FOR TWO YEARS

(5) JOHN D. MACOMBER
    Member of the Corporation's Compensation Committee and
    Member of the Corporation's Governance and Nominating
    Committee ..............................................  66       1993

(6) DANIEL R. TOLL
    Chairman of the Corporation's Audit Committee; Member
    of the Corporation's Executive Committee and Member of
    the Corporation's Compensation Committee ...............  66       1981























- ----------

(4) Refer to Appendix A attached hereto for description of photographic material.

(5) Refer to Appendix A attached hereto for description of photographic material.

(6) Refer to Appendix A attached hereto for description of photographic material.

TO CONTINUE IN OFFICE
FOR ONE YEAR

                                                                     Director
                                                                   Continuously
    Name and Other Positions or Offices with the Corporation  Age     Since
    --------------------------------------------------------  ---  ------------

(7) B. A. BRIDGEWATER, JR.
    Chairman of the Board of Directors, President and Chief
    Executive Officer; Member of the Corporation's Executive
    Committee...............................................  60       1978

(8) WILLIAM E. MARITZ
    Member of the Corporation's Audit Committee and Member
    of the Corporation's Governance and Nominating
    Committee ..............................................  65       1983

(9) GENERAL EDWARD C. MEYER, RETIRED
    Member of the Corporation's Audit Committee and Member
    of the Corporation's Governance and Nominating
    Committee...............................................  65       1992

























- ----------

(7) Refer to Appendix A attached hereto for description of photographic material.

(8) Refer to Appendix A attached hereto for description of photographic material.

(9) Refer to Appendix A attached hereto for description of photographic material.

    The following are brief summaries of the business experience, during the period of the past five years, of each of the nominees for election as Directors of the Corporation and of each of the present Directors of the Corporation who are continuing in office, including, where applicable, information as to the current other company directorships currently held by each of them.

    Mr. Joseph L. Bower is, and for the period of the past five years has been, the Donald Kirk David Professor of Business Administration at the Harvard Business School. In addition, from September, 1985 until September, 1989 he was Senior Associate Dean and Director of External Relations at that institution, where, since September, 1989, he has been Chairman of Doctoral Programs and Director of Research. Mr. Bower serves as a Director of Anika Research, the M.
L. Lee Acquisition Fund, the New America High Income Fund and Sonesta International Hotels Corporation and as a Trustee of the New England Conservatory of Music and of the Dana DeCordova Museum.

    Mr. B. A. Bridgewater, Jr. has been Chairman of the Board of Directors and Chief Executive Officer of the Corporation during the past five years. From prior to April, 1989, Mr. Bridgewater served also as President of the Corporation, a position which he relinquished on October 8, 1987 and thereafter reassumed on January 15, 1990. Mr. Bridgewater serves as a director of Boatmen's Bancshares, Inc., ENSERCH Corporation, FMC Corporation and McDonnell Douglas Corporation and as a Trustee of Washington University.

     Mrs. Joan F. Lane is a member of the Board of Trustees of The James Irvine Foundation and a Director of McClatchy Newspapers, Inc. For the period of the past five years, Mrs. Lane has been employed by Stanford University, Stanford, California, initially as a Consultant to the President and as Special Assistant to the Dean of the School of Humanities and Sciences at that institution. She now serves as a Special Assistant to the Board of Trustees and to the President of Stanford University.

    Mr. John D. Macomber has been Principal of JDM Investment Group, a private investment firm, since 1992. From 1989 until 1992, Mr. Macomber was Chairman and President of the Export-Import Bank of the United States, in Washington, D.C., and, prior to that, was, successively, Chairman, President and Chief Executive Officer of Celanese Corporation, in New York City, and a Senior Partner with McKinsey & Company, Inc. He currently serves as a director of Bristol-Myers Squibb Company, DNA Plant Technology Corporation, Pilkington, Ltd., Textron, Inc., and Xerox Corporation, as a director of the National Executive Services Corps, the Atlantic Council of the United States, the French-American Foundation and the George Bush Presidential Library Foundation, as Chairman of the Council for Excellence in Government, in Washington, D.C., as a member of the Advisory Board of the Center for Strategic and International Studies, also in Washington, D.C., as a member of the International Advisory Board of the Companie Financiere de Paribus, as a member of the Advisory Board of the Yale School of Management, as a member of the Advisory Board of STRIVE, as a Charter Trustee of Phillips Academy-Andover, and as a Trustee of the Carnegie Institution of Washington, The Rockefeller University, the Council on Foreign Relations and the Bretton-Woods Committee.

    Mr. William E. Maritz has been Chairman of the Board of Directors and Chief Executive Officer of Maritz Inc., a motivation, travel, training, communications and marketing research services company, during the past five years. From prior to April, 1989, Mr. Maritz served also as President of Maritz Inc., a position which he relinquished on July 9, 1991. Mr. Maritz serves as a

Director of Maritz Inc., Boatmen's Bancshares, Inc., General American Life Insurance Company and Petrolite Corporation and as a Trustee of Washington University.

    General Edward C. Meyer, Retired, served as the Twenty-Ninth Chief of Staff of the United States Army until 1983. He currently serves as Managing Partner of Cilluffo Associates, L.P., a private investment group, and as an international business consultant. He currently serves as a director of ITT Corporation, Alcatel, N.V., FMC Corporation, FMC-Nurol Savinma Sanayii A.S. (an FMC Corporation-Turkish joint venture), and GRC International Inc. General Meyer is a Trustee of The MITRE Corporation and the George Catlett Marshall Foundation, and a member of the Board of Governors of the Smith Richardson Foundation, the Board of Trustees of Scientists' Institute for Public Information, the Board of Overseers of the Hoover Institution and the Board of Advisors of the Center for Strategic and International Studies, in Washington, D.C., and is President of the Army Emergency Relief Association and Chairman of the Association of Graduates of the United States Military Academy, at West Point, New York.

    Mr. Harry E. Rich has been Executive Vice President and Chief Financial Officer of the Corporation during the past five years. Previously, Mr. Rich served as Senior Vice President of the Corporation. Mr. Rich serves as a director of The Boatmen's National Bank of St. Louis and the General American Capital Company, a General American Life Insurance Company affiliate organization.

    Mr. Morton I. Sosland has been a director and Chairman of Sosland Companies, Inc., a company engaged in diversified activities including publishing and venture investing, since January, 1993. Prior to that, and for the period of the past five years, he served as a director and as President of that company. Mr. Sosland serves as a director of AgriStar Inc., Commerce Bancshares, Inc., Continental Grain Company, Crown Media, Inc., H & R Block, Inc., Hallmark Cards, Inc. and Kansas City Southern Industries, Inc. and as a Trustee of the Midwest Research Institute.

    Mr. Daniel R. Toll serves as a corporate and civic director. Until
March 31, 1985, Mr. Toll served as President of Heller International Corporation, a financial services company which formerly was known as Walter E. Heller International Corporation. Mr. Toll serves as a director of A.P. Green Industries, Inc., Kemper Corporation, Kemper National Insurance Companies, Lincoln National Convertible Securities Fund, Inc., Lincoln National Income Fund, Inc., Mallinkrodt Group Inc., and NICOR Inc.

    There are no family relationships between any Director or Executive Officer of the Corporation.

Retiring Directors

    Mr. W. L. Hadley Griffin is retiring as a Director of the Corporation and, accordingly, is not a nominee for election. He has been a Director of the Corporation since 1961 and has been Chairman of the Executive Committee of the Board of Directors for the past five years. Mr. Griffin is a Life Trustee of Washington University. On March 31, 1994, Mr. S. Donley Ritchey resigned from the Board of Directors, effective on that date, and, accordingly, is not a nominee for election.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

    The following information is given for the Fiscal Years ended January 29, 1994, January 30, 1993 and February 1, 1992 concerning annual and long-term compensation for services rendered to the Corporation and its subsidiaries of those persons who at January 29, 1994 were the Corporation's Chief Executive Officer and the other four most highly compensated Executive Officers of the Corporation whose total salary and bonuses exceeded $100,000.

                                              Summary Compensation Table

                                                                    Long Term Compensation (5)
                                                                   ----------------------------
                                      Annual Compensation                      Awards
                               ----------------------------------  ----------------------------
                                                     Other Annual  Restricted                    All Other
Name and                                   Bonus     Compensation  Stock Award(s)  Options/SARs  Compensation
Principal Position       Year  Salary ($)  ($) (1)   ($) (2)       ($) (3)(4)      (#)           ($) (2)(6)
- -----------------------  ----  ----------  --------  ------------  --------------  ------------  ------------
B. A.  Bridgewater, Jr.  1993     650,000   130,000       -0-             470,625          -0-         18,711
Chairman of the Board    1992     600,000   100,000       -0-                 -0-          -0-         14,872
President and Chief      1991     600,000    80,000                           -0-          -0-
Executive Officer

Brian C. Cook            1993     350,000   196,000       -0-             282,375          -0-          6,755
Corporate Vice           1992     300,000   177,000    64,627 (7)         125,000          -0-          6,210
President, Footwear      1991     210,000   112,000                       263,750          -0-
Retailing, and
President, Famous
Footwear

Arthur G. Croci          1993     257,500   125,000       -0-             156,875          -0-          5,789
President, Pagoda        1992     200,000    98,560       -0-                 -0-          -0-          5,562
Trading                  1991     180,000    93,600                           -0-          -0-

Gary M. Rich             1993     260,000   150,400       -0-              78,438          -0-         13,660
President,               1992     240,000   156,625       -0-                 -0-          -0-         12,959
Pagoda U.S.A.            1991     230,000   130,000                           -0-          -0-

Thomas A. Williams       1993     327,500   191,400       -0-             251,000          -0-         13,897
Corporate Vice           1992     260,000   172,530       -0-                 -0-          -0-         13,092
President,               1991     250,000   140,000                       131,875          -0-
Footwear Wholesaling;
Chairman, Pagoda; and
President, Brown Shoe
Company

- ----------

(1) Amounts are earned and accrued during the Fiscal Years indicated, and are paid subsequent to the end of each
    Fiscal Year, pursuant to the Corporation's Annual Incentive Plan described below.




(2) The named Executive Officers received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of such Officer's salary and bonus. In accordance with the transitional provisions of the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of Other
    Annual Compensation and All Other Compensation are excluded for 1991.

(3) Restricted Stock Awards are valued by multiplying the closing market price of the Corporation's unrestricted stock on the date of grant by the number of shares awarded.

(4) Dividends are paid on Restricted Stock Awards at the same rate as paid to all Stockholders. On January 29, 1994,
    Mr. Bridgewater held 40,000 Restricted Shares having a market value of $1,385,000, Mr. Cook held 28,500 Restricted
    Shares having a market value of $986,813, Mr. Croci held 11,500 Restricted Shares having a market value of
    $398,188, Mr. Rich held 6,000 Restricted Shares having a market value of $207,750, and Mr. Williams held 16,500
    Restricted Shares having a market value of $571,313.

(5) The Corporation has no long-term incentive plans other than those described below.

(6) Includes in 1993 for Mr. Bridgewater: $5,818 to the Corporation's 401(k) Plan, $8,487 in Corporation-paid group life insurance premiums, and $881 in the Employee Stock Purchase Plan and $3,525 in Corporation-paid personal tax return preparation fees. Includes in 1993 for Mr. Cook: $6,021 to the Corporation's 401(k) Plan, and $734 in the
    Employee Stock Purchase Plan. Includes in 1993 for Mr. Croci: $5,789 to the Corporation's 401(k) Plan. Includes in
    1993 for Mr. Rich: $13,660 to the Sidney Rich Associates, Inc. and Affiliates Savings Plan. Includes in 1993 for
    Mr. Williams: $13,897 to the Sidney Rich Associates, Inc. and Affiliates Savings Plan. The Corporation has no
    other Plans providing for other kinds of compensation entitlements, including split-dollar life insurance arrangements,  which otherwise would be required to be disclosed in this column.

(7) Represents a relocation assistance benefit provided to Mr. Cook by the Corporation during the 1992 Fiscal Year.


Annual Incentive Plan

    The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Incentive Awards granted under the Corporation's Annual Incentive Plan. Payments are based one-half upon the achievement of financial objectives with respect to earnings and return on invested capital each year and one-half upon the achievement of specific management objectives; payments may vary between zero and one hundred fifty percent of such Incentive Awards in light of corporate or divisional performance (as appropriate) with respect to such financial objectives, and in light of each individual's actual performance with respect to his or her management objectives during each year. Awards paid to Executive Officers pursuant to the Corporation's Annual Incentive Plan are included in the amounts stated in the second compensation column of the Summary Compensation Table on page 12 of this Proxy Statement.

Restricted Stock Plan

    The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Restricted Stock granted under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1987, as amended (the "1987 Plan"). Shares of Restricted Stock are granted at no cost to the Participant and are delivered at the time of the grant, but are subject to forfeiture until certain specified conditions are met. Each certificate representing shares of Restricted Stock bears a legend referring to the 1987 Plan, the risk of forfeiture of the shares and the fact that such shares are non-transferable until the restrictions have been satisfied and the legend has been removed. The recipient of Restricted Stock is entitled to full voting and dividend rights with respect to such shares from the date of grant. Shares vest in the Participant and restrictions lapse as follows: one-half of the shares after four years from the date of grant, an additional one-fourth after six years and the remaining one-fourth after eight years. A Participant is entitled to receive shares of Restricted Stock free of restrictions only if he is, at the time of the lapse of such restrictions, in the employ of the Corporation and has been continuously so employed since the date of grant, except in the case of retirement or death. If employment is terminated because of disability, the Participant will be treated as continuing in the employ of the Corporation for purposes of fulfilling the restriction period. In the event (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any unvested shares of Restricted Stock shall immediately mature and vest in full.

    The Summary Compensation Table on page 12 of this Proxy Statement sets out in the fourth compensation column the value of the shares of Restricted Stock granted to persons named in that table. Such shares have been included in the Stock Ownership Table on page 5 of this Proxy Statement.

Retirement Plans

    Substantially all salaried, full-time retail and store employees of the Corporation and designated subsidiaries, including Executive Officers, are eligible to participate in the Stockholder-approved Brown Group, Inc. Retirement Plan (the "Retirement Plan") after twelve months' employment and the attainment of 21 years of age. Terms of the Retirement Plan, which is funded by the Corporation, include, among others, provisions for normal, optional, early or deferred retirement benefits and for survivor benefits.

    Under the Retirement Plan, pensions are computed on a two-rate formula basis of .825 percent and 1.425 percent for each year of service. The .825 percent service credit is applied to that portion of the average annual salary for the five highest consecutive years during the last ten-year period that does not exceed the Social Security Wage Base (the portion of salary subject to the Federal Social Security Act), and the 1.425 percent service credit is applied to that portion of the average that exceeds said level.

    Certain key employees and Executive Officers are also eligible to participate in the Supplemental Executive Retirement Plan (the "Supplemental Plan"). The purpose of the Supplemental Plan is to supplement the benefits payable to participants under the Retirement Plan which are otherwise reduced on account of the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Terms of the Supplemental Plan, among other things, provide for: an increase in the formula basis for salary in excess of the Social Security Wage Base; an early retirement benefit; the amount of benefits payable under the Plan to equal the excess (if any) of the amount which would have been payable to the Participant as a normal retirement benefit under the Retirement Plan without regard to the limitations of Sections 415 and 401(a)(17) of the Code less the Participant's normal retirement benefit under the Retirement Plan, taking into account the limitations of Sections 415 and 401(a)(17) of the Code; and payment, in lump sum value, of all benefits in the event of a change of control of the Corporation. The Supplemental Plan is unfunded. All payments to a Participant will be made from the general assets of the Corporation.

    In addition to the Retirement Plan and the Supplemental Plan, the Corporation has, incidental to hiring, entered into separate agreements with three current Executive Officers providing additional credited years of service over those for which the executive is actually employed.

    The following table shows the estimated annual retirement benefits payable to Participants, including Executive Officers, in the Retirement Plan on a straight life annuity basis, assuming normal retirement at age 65 during 1994. The benefits shown in the table below are not subject to deduction for Social Security or other offset amounts and also include benefits under the Supplemental Plan. The table does not reflect the effect of profit sharing balances on pension accounts. If the pension provided by the profit sharing balance exceeds the formula benefit for the period of employment preceding November 2, 1975, such excess is added to the total formula pension.

                               Pension Plan Table
                                Years of Service
  Final Average
      Salary        10        15        20        25        30     35 or More
  -------------  --------  --------  --------  --------  --------  ----------

  $100,000       $ 13,094  $ 19,641  $ 26,188  $ 32,735  $ 39,282  $ 45,829
   200,000         27,744    41,616    55,488    69,360    83,232    97,104
   300,000         42,394    63,591    84,788   105,985   127,182   148,379
   400,000         57,044    85,566   114,088   142,610   171,132   199,654
   500,000         71,694   107,541   143,388   179,235   215,082   250,929
   600,000         86,344   129,516   172,688   215,860   259,032   302,204
   700,000        100,994   151,491   201,988   252,485   302,982   353,479
   800,000        115,644   173,466   231,288   289,110   346,932   404,754

    The credited years of service (including service by agreement) for purposes of determining benefits for each of the persons named in the Summary Compensation Table on page 12 are as follows: Mr. B. A. Bridgewater, Jr.-30; Mr. Brian C. Cook-13; Mr. Arthur G. Croci-13; Mr. Gary M. Rich- 3; and Mr. Thomas A. Williams-11. The dollar amounts shown in the first two columns of the Summary Compensation Table on page 12 are substantially the same as the compensation covered by the Retirement Plans.

    In 1944, the Stockholders approved the adoption of a Retirement Trust to which the Corporation, and those subsidiaries which had adopted the Trust, annually contributed six percent of their consolidated profits before taxes. The Corporation's final contribution was made for the Corporation's 1975 Fiscal Year. All full-time salaried employees and certain retail employees compensated by commissions with five years' service with the Corporation or subsidiaries which had adopted the Trust were eligible to participate.

    The Corporation's annual contributions to the Trust were allocated to the employees' accounts in proportion to each employee's salary.

    All Participants' accounts, including the Corporation's contributions thereto, became fully vested in the Participants on September 4, 1975. Cash contributions by employees have been returned to each contributing employee with interest at six percent per year to the date returned. The Retirement Trust, after the Corporation's final contribution for the 1975 Fiscal Year, was frozen on November 1, 1975, with account balances thereafter subject to change solely for future earnings and market adjustments.

    At retirement, each Participant under the Retirement Trust may receive his or her Retirement Trust benefit in the form of either a lump sum or a monthly annuity.

Employee Savings Plan

    Under the Corporation's Employee Savings Plan, as amended, eligible employees (those who are 21 years of age or older and who have attained one year of service with the Corporation) may elect to have from 2 percent to 17 percent of their annual salaries, up to a present maximum amount of $9,240 per Plan Participant, invested in the Plan. The Corporation matches 75 percent of the first 2 percent investment and 50 percent of the additional investment up to the 6 percent level. Plan members employed prior to January 1, 1994 are 100 percent vested in their account balances at all times. Plan members employed on January 1, 1994 and thereafter are vested in the Corporation's matching contribution after five years. The Summary Compensation Table on page 12 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation which were allocated to the persons named in that table, exclusive of changes representing increases and declines during the periods in the market price of the Corporation's Common Stock, offset and reduced by dividends thereon and short-term interest derived from cash balances of contributions awaiting investment in such Common Stock. The full value of each Plan Participant's account is paid to each Plan member when he or she retires, leaves the employ of the Corporation or becomes permanently and totally disabled.

    During 1993, Messrs. Gary M. Rich and Thomas A. Williams were participants, instead, in the Sidney Rich Associates, Inc. and Affiliates Savings Plan, which is similar to the Corporation's Employee Savings Plan. The Summary Compensation Table on page 12 of this Proxy Statement sets out in the last column the contribution amounts which were allocated to Messrs. Rich and Williams for that plan for the period indicated. As of January 1, 1994, Messrs. Rich and Williams became participants in the Corporation's Employee Savings Plan.

Directors' Compensation

    The Corporation pays each non-employee Director of the Corporation an annual cash retainer of $17,500 and also pays an additional annual cash retainer of $2,000 to the Chairman of the Corporation's Audit Committee, the Chairman of the Corporation's Compensation Committee, and the Chairperson of the Corporation's Governance and Nominating Committee. The Corporation pays Mr.
W. L. Hadley Griffin an annual cash retainer of $25,000 as Chairman of the Corporation's Executive Committee. Mr. Griffin has elected, as of May 26, 1994, to retire as an active Director of the Corporation and as Chairman of the Corporation's Executive Committee.

    The Corporation also pays each non-employee Director (a) a $1,000 fee for attendance at each meeting of the Board of Directors, (b) a $1,000 fee for attendance at each meeting of a standing committee of the Board of Directors and (c) a $1,000 fee to each non-employee Director who is a member of the Corporation's Executive Committee. The Corporation also pays the premiums for Directors' and Officers' Liability insurance and Travel Accident insurance coverage for each Director. The Corporation has no Director retirement plan, and pays no additional Director's remuneration to any Director who is an Officer or employee of the Corporation.

    Brown Group Director compensation has not been changed since 1987. An independent survey carried out in 1993 by Towers Perrin confirmed that the Corporation's Director compensation is now substantially below median levels when compared to other footwear and retailing companies. Based upon this survey and related recommendations by Towers Perrin, the Board of Directors has determined that Director compensation should be increased through provision for grants of Corporation stock as described below. These stock grants to Directors will: (1) enable non-employee Directors of the Corporation who are not eligible to participate in the Corporation's stock-based plans to increase their stock ownership and to align their interests further with those of the Corporation and its Stockholders; (2) permit the Corporation to provide a competitive level of compensation to current non-employee Directors; and (3) allow the Corporation to continue to attract qualified individuals with outstanding abilities to serve as non-employee Directors.

    Accordingly, on March 3, 1994, the Board of Directors adopted the Stock Option and Restricted Stock Plan of 1994, which included the provisions described below, subject to the approval of the Corporation's Stockholders. A copy of the Stock Option and Restricted Stock Plan of 1994 is attached hereto as Exhibit 3, and is described beginning on page 39. The Plan provides that each non-employee Director in office on the date the Plan becomes effective will receive a grant of 1,000 shares of Brown Group Common Stock. Thereafter, each newly appointed non-employee Director will be granted 1,000 shares on the date the Director is first elected to serve. In addition, each non-employee Director will be granted 250 shares of Brown Group Common Stock annually, and each non-employee Director who serves as Chairman of the Corporation's Audit, Compensation or Governance and Nominating Committee, will annually be granted an additional 100 shares of Brown Group Common Stock.

    From time to time, the senior management of Brown Group, Inc. has engaged Mr. Joseph L. Bower, a Director of the Corporation, for the performance of certain strategic planning consultation services. Mr. Bower was paid $12,500 for his performance of such consultation services during the Fiscal Year ended January 29, 1994, at which time the consulting arrangement was terminated.

Stock Option Plans

    The Corporation has options outstanding under the 1987 Plan (defined above) and the Stock Appreciation, Stock Option and Performance Bonus Plan of 1983 ("1983 Plan"). These Plans are administered by the Corporation's Compensation Committee. The Compensation Committee, in its discretion, based upon such factors as levels of responsibility and individual performance, makes determinations as to those persons who are considered to be key employees and who are therefore eligible for awards under these Plans. All options are granted at 100% of market value on the date of the grant and expire ten years from the date of grant. Following the adoption of the 1987 Plan by the Board of Directors on December 4, 1986 and its subsequent approval by the Stockholders on February 19, 1987, no further awards may be granted under the 1983 Plan. Under each of the Plans, in the event (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any unexercisable options shall immediately become exercisable.

    Shown below is information with respect to the unexercised options and Stock Appreciation Rights ("SARs") granted during the past Fiscal Year and in prior years to the Executive Officers named in the Summary Compensation Table on page 12, and with respect to option/SAR exercises by those persons during the past Fiscal Year.

                                  Aggregated Option/SAR Exercises in Last Fiscal Year
                                         and Fiscal Year-End Option/SAR Values

                                                                                  Value of
                                                                Number of        Unexercised
                                                               Unexercised      In-the-Money
                                                              Options/SARs at  Options/SARs at
                                                              FY-End (#) (2)     FY-End ($)

                                Shares
                              Acquired On        Value        Exercisable/     Exercisable/
             Name             Exercise (#)  Realized ($) (1)  Unexercisable    Unexercisable
- ----------------------------  ------------  ----------------  ---------------  ---------------
B. A. Bridgewater, Jr. .....        -0-            -0-          53,660/-0-      136,091/-0-
Brian C. Cook ..............        116         145.00          19,969/-0-       52,936/-0-
Arthur G. Croci ............         42          78.75          10,212/-0-       28,306/-0-
Gary M. Rich ...............        -0-            -0-           5,000/-0-          -0-/-0-
Thomas A. Williams .........        -0-            -0-           5,000/-0-          -0-/-0-

- ----------

(1) Based on the difference between the closing market price on the date of exercise and the option price.

(2) Based on the difference between the closing price at fiscal year-end and the option price.

                                         Option/SAR Grants in Last Fiscal Year

                                                  Individual Grants
                              -------------------------------------------------------
                                                                                        Potential Realizable
                                                                                         Value at Assumed
                                            % of Total                                 Annual Rates of Stock
                                           Options/SARs                                  Price Appreciation
                                Options/    Granted to                                    for Option Term
                                 SARs      Employees in  Exercise or                   ----------------------
            Name              Granted (#)  Fiscal Year   Base Price   Expiration Date    5% ($)      10% ($)
- ----------------------------  -----------  ------------  -----------  ---------------  ----------  ----------
B. A. Bridgewater, Jr. .....       0           n/a           n/a             n/a          n/a          n/a
Brian C. Cook...............       0           n/a           n/a             n/a          n/a          n/a
Arthur G. Croci.............       0           n/a           n/a             n/a          n/a          n/a
Gary M. Rich................       0           n/a           n/a             n/a          n/a          n/a
Thomas A. Williams..........       0           n/a           n/a             n/a          n/a          n/a

Long-Term Incentive Plans

    The Corporation has no long-term incentive plans under which any of the Executive Officers named in the Summary Compensation Table on page 12 of this Proxy Statement received any award during the periods covered.

Stock Purchase Plan of 1977

    Substantially all salaried and commissioned employees, including Executive Officers, may participate in the Stock Purchase Plan of 1977 after twelve months' employment with the Corporation. Under this Plan, stock may be purchased from the Corporation at 85 percent of its market value on the date of purchase, or it may be purchased by the Trustee in the open market. In the latter case, the Corporation and its participating subsidiaries contribute to the Plan an amount equal to 17.647 percent of the Participants' contributions, which is equivalent to 15 percent of the purchase price of the stock to the Participants.

    The Summary Compensation Table on page 12 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation to the Plan for the persons named in that table.

                         BOARD OF DIRECTORS AND STANDING
                             COMMITTEES OF THE BOARD

Board of Directors

    During the Fiscal Year ended January 29, 1994, the Board of Directors of the Corporation met at regular meetings and a special meeting on seven separate occasions. Each of the Directors attended not less than seventy-five percent (75%) of the meetings of the Board of Directors and of all committees of the Board of Directors of which each such person was a member. The Board of Directors has established standing Audit, Compensation, Executive and Governance and Nominating Committees.

Audit Committee

    The Audit Committee of the Board of Directors presently is composed of four members of the Board of Directors who are not officers or employees of the Corporation or of any of its subsidiaries, together with the Chairman of the Executive Committee of the Corporation's Board of Directors, serving Ex Officio. Each member of the Audit Committee is regarded as independent of the management of the Corporation and as free from any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as an Audit Committee member. The Chairman of the Audit Committee is appointed by the Board of Directors. The members of the Audit Committee serve for a term of one year or until their successors are appointed.

    The responsibilities of the Audit Committee are: to select the independent public accountants for the Corporation for proposed ratification by the Stockholders; to review with the independent public accountants their annual audit plans, including the degree of coordination with the Corporation's internal audit plans; to review proposed audit fees; to be informed of the use of the independent public accountants for significant management advisory services; to obtain explanations from management for all significant variances in the financial statements between years; to request an explanation of changes in accounting standards or rules that have an effect on the financial statements; to inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements; to inquire if there were any significant financial reporting issues discussed during the accounting period and, if so, how they were resolved; during private meetings with the independent public accountants, to request of them their opinions on various matters including the quality of financial and accounting personnel and the internal audit staff; to discuss with management and the independent public accountants the substance of any significant issues concerning litigation, contingencies, claims or assessments including tax matters, and to understand how such matters are reflected in the Corporation's financial statements; to review with the independent public accountants their recommendations on accounting procedures and internal controls arising from the annual audit as well as management's response to such recommendations; to review the internal audit plans and scopes; to review, at least annually, the status of compliance with the Corporation's Business Conduct Policies and to inquire as to whether there have been any reported cases of noncompliance or violations; and to instruct the independent public accountants and the internal audit staff that the Audit Committee expects to be advised if there are any areas that require its special attention.

    The members of the Audit Committee are Mr. Daniel R. Toll, Chairman; Mr. William E. Maritz; General Edward C. Meyer, Retired; Mr. Morton I. Sosland; and Mr. W. L. Hadley Griffin, Ex Officio. During the Fiscal Year ended January 29, 1994, the Audit Committee met on three separate occasions.

Compensation Committee

    The Compensation Committee of the Board of Directors presently is composed of five members of the Board of Directors who are not officers or employees of the Corporation or of any of its subsidiaries, together with the Chairman of the Executive Committee of the Corporation's Board of Directors, serving Ex Officio. The Chairman of the Compensation Committee is appointed by the Board of Directors. The members of the Compensation Committee of the Board of Directors serve for a period of one year or until their successors are appointed.

    The responsibilities of the Compensation Committee are: to determine the salaries and Annual Incentive Awards of the Officers and other executives and key management employees of the Corporation and its subsidiaries; to review and approve proposed changes in the salaries of other management employees; to approve the participation of executives and other key management employees in the Corporation's Stock Option Plans, the Corporation's Stock Appreciation, Stock Option and Performance Bonus Plan of 1983, the Stock Purchase Plan of 1977, the Corporation's Stock Option and Restricted Stock Plan of 1987, as amended, and any other similar plans which are adopted; to approve and recommend to the Board of Directors (where appropriate) any changes which are desirable in the Corporation's salary programs, Annual Incentive Plan and fringe benefit plans; and to maintain familiarity with the Corporation's policies and practices regarding promotion and management development; to counsel senior management regarding assignment of responsibilities to managers, and to contribute to continuity of experienced, qualified management at senior levels within the Corporation.

    The members of the Compensation Committee are Mr. Joseph L. Bower, Chairman; Mrs. Joan F. Lane; Mr. John D. Macomber; Mr. Morton I. Sosland; Mr. Daniel R. Toll; and Mr. W. L. Hadley Griffin, Ex Officio. During the Fiscal

Year ended January 29, 1994, the Compensation Committee met on three separate occasions.

Compensation Committee Interlocks and Insider Participation

    Of the members of the Compensation Committee, who are identified in the preceding paragraph, none ever has been an employee of the Corporation except Mr. W. L. Hadley Griffin, an Ex Officio member of the Compensation Committee, who was Chief Executive Officer of the Corporation from 1969 until 1982 and served as Chairman of the Board of Directors of the Corporation from 1972 until his retirement from the service of the Corporation as an employee in 1985. Presently, Mr. Griffin is receiving, as a consultant to the Corporation under an arrangement that became effective on March 7, 1988, a total of $75,000 per year and limited related fringe benefits.

Executive Committee

    The Bylaws of the Corporation provide that the Executive Committee of the Board of Directors, presently composed of Mr. W. L. Hadley Griffin, Chairman; Mr. Joseph L. Bower; Mr. B. A. Bridgewater, Jr.; Mrs. Joan F. Lane; Mr.
Harry E. Rich; and Mr. Daniel R. Toll; shall have and may exercise, so far as is permitted by law, all of the powers and duties of the Board in the direction of the management of the business and affairs of the Corporation during the intervals between meetings of the Board of Directors which may lawfully be delegated to it by the Board of Directors, except with respect to certain categories of matters which expressly have been reserved to the full Board of Directors. The Executive Committee of the Board of Directors also performs Finance Committee functions. The Executive Committee met on four separate occasions during the Fiscal Year ended January 29, 1994.

Governance and Nominating Committee

    The Governance and Nominating Committee of the Board of Directors was designated and formed by the Board of Directors of the Corporation on October 14, 1993. Prior to that date, the Executive Committee of the Board of Directors had fulfilled the role and executed the responsibilities of the Nominating Committee.

    Presently, the Governance and Nominating Committee is composed of four members of the Board of Directors who are not officers or employees of the Corporation or any of its subsidiaries, together with the Chairman of the Executive Committee of the Corporation's Board of Directors, serving Ex Officio. The Chairperson of the Governance and Nominating Committee is appointed by the Board of Directors. Members of the Governance and Nominating Committee serve for a period of one year or until their successors are appointed.

    The responsibilities of the Governance and Nominating Committee are: to develop appropriate criteria for serving as a member of the Board of Directors and to screen, interview and recommend to the Board of Directors suitable candidates for positions on the Board of Directors; to evaluate the structure and composition of the Board of Directors, including the number and responsibilities of the Standing Committees of the Board and to recommend changes as indicated by this evaluation; to recommend chairmen and committee members of each of the Standing Committees of the Board of Directors; and to review the elements and levels of Director compensation and the service of Directors and to recommend any changes as indicated by this review.

    The Governance and Nominating Committee will consider suggestions from all sources, including Stockholders, regarding possible candidates for Director. Such suggestions should be submitted to the Vice President, General Counsel and Corporate Secretary of the Corporation, in the manner and within the time required by the Bylaws of the Corporation. The Governance and Nominating Committee of the Board of Directors met once during the Corporation's Fiscal Year ended January 29, 1994.

    For the period October 14, 1993 through the Fiscal Year ended January 29, 1994, the members of the Governance and Nominating Committee were Mrs. Joan F. Lane, Chairperson; Mr. John D. Macomber; Mr. William E. Maritz; General Edward
C. Meyer, Retired; and Mr. W. L. Hadley Griffin, Ex Officio.

                          COMPENSATION COMMITTEE REPORT

    The policy of the Compensation Committee of the Board of Brown Group, Inc. is to provide compensation programs that attract, motivate, and help retain a highly qualified management team to meet the special management requirements of this Corporation. These programs are not only central to the successful operation of the stable and growing elements of the Corporation, but also provide important incentives to management in carrying out the Corporation's extensive restructuring. In these two ways the programs align closely the interests of management with those of Stockholders.

Statement of Purpose

    The purposes of the programs approved and actions taken by the Compensation Committee continue to be as follows:

    * Encourage and reward an entrepreneurial spirit and business success each year in the operating divisions of the Corporation, and, at the same time, build the structure and teamwork necessary for profitable long-term growth in the footwear business.

    * Recognize and reward success in identifying and implementing necessary structural changes, including consolidation and closing of business units, plants, and retail stores; associated consolidation, downsizing and overhead reduction throughout the Corporation; and developing valuable new business initiatives. Success in making these changes over time, and continued aggressive management of the Corporation's growth businesses is positioning the Corporation to move forward with very encouraging prospects. The Committee believes that compensation programs must be in place to retain and motivate strong, capable management during an extended period of change.

    * Provide executives who succeed within the Corporation the opportunity to build capital value through stock options and restricted stock, as long as Stockholders build corresponding value; and, conversely, give executives strong disincentives to join competitors in businesses often characterized by executive job-switching.

Cash Pay Levels

    To achieve these purposes, the Committee sets overall cash compensation levels that are reasonable in view of the practices of other footwear and fabric companies, including the "Peer Group" companies reflected in the table following this report, and other large companies with whom Brown Group competes for management. In this cash compensation program, a combination of the executive's salary and a target annual incentive payment approximates competitive total cash pay. The incentive payment can be increased or decreased substantially by the Committee, however, based on each recipient's performance in achieving financial and management objectives. Competitive survey data for industry-related and other large companies and "Peer Group" companies is provided by an independent compensation consulting firm. Salaries are reviewed annually and are determined based on the Committee's evaluation of this competitive survey data, specific executive responsibilities, the changing nature of these responsibilities, performance, and the competitive environment for attracting and retaining footwear executives.

    The amount of the annual incentive payment portion of total cash compensation each year is based half upon the achievement of specific financial objectives, and half upon the achievement of specific management objectives, as explained on page 13 of this Proxy Statement. The financial objectives are based on net earnings and on return on invested capital. Management objectives relate specifically to controllable and, where possible, measurable elements of each participant's position.

    The competitive survey data described above indicates that these practices place Brown Group's cash pay levels at or above the median of the "Peer Group" companies cited previously, generally in the mid-range of other large companies with which Brown Group competes for management, and well below the cash pay levels of Nine West Group, perhaps the Corporation's most direct competitor in the marketplace and for management. (Nine West Group was a privately-held corporation at the time that the "Peer Group" was formed, and historical data to support a five-year comparison does not yet exist.) The Committee also seeks to ensure that the Corporation's cash pay practices are reasonable in view of the performance of the Corporation's stock, the dividends that Stockholders receive, and Stockholder perception of the Corporation's prospects.

    The Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. In 1993, no Brown Group executive received compensation of $1 million or more. The policy of the Committee related to this statutory provision is to establish and maintain a compensation program that maximizes the creation of long-term Stockholder value. Action is expected to be taken to qualify the Corporation's compensation approaches for deductibility to the extent consistent with the objectives of the Corporation's executive compensation program and with maintaining competitive compensation.

Long-Term Stock Incentives

    The Committee also administers a long-term restricted stock and stock option program that aligns the long-term incentives of management with those of the Stockholders. The size of restricted stock and stock option grants is based on comparison with the practices of other footwear and fabric companies, including the "Peer Group" companies reflected in the table following this report, and other large companies with whom Brown Group competes for management. Comparative long-term stock incentive practices of these companies are surveyed periodically by an independent compensation consulting firm, and such a survey was conducted and reviewed by the Committee in 1993. We observe that our practices in granting stock awards appear to place long-term awards at or below the median of the "Peer Group" companies cited previously.

CEO Compensation

    The Committee increased the salary of the Chief Executive Officer for 1993 from $600,000 to $650,000, reflecting the competitive factors discussed previously, progress made in restructuring the Corporation, and the fact that his salary level had been maintained at the same level for three years previously. In 1994, his salary was maintained at the same level.

    In determining the incentive payment for the Chief Executive Officer for 1993, and thus establishing his total compensation level, the Committee gave weight to the following factors: 1. The restructuring programs undertaken during the past several years, concluding with the extensive changes announced in January, 1994, have been very successful in enabling the Corporation to progress toward a major objective of increasing Stockholder value. The Corporation has shed declining or losing businesses, developed growth businesses, and is now concentrated in businesses with proven growth and earning capability; this has been reflected in Brown Group's 1993 total return to Stockholders, which was 24 percent compared to the S&P Index's 12 percent and a Peer Group decline of 15 percent. Brown Group's compound annual rate of total return to Stockholders has been higher than the Peer Group in each of the past five years, and higher than the S&P broad index in four of the five past years, as the table on page 25 indicates. 2. Brown Group also made substantial progress in building the organization in 1993, consolidating Brown Group International with Pagoda early in the year, and then combining these businesses under common leadership with Brown Shoe in January. An organization structure and management team that will serve the Corporation and the Stockholders well are now in place.

    These factors and others of less significance led the Committee to make a payment of $130,000 for the half of the Chief Executive Officer's incentive opportunity that is based on achievement of management objectives, equal to the target award for the management objective half of $130,000. Conversely, no payment on the basis of 1993 financial performance was made, because Corporation earnings and return on invested capital were below planned levels. Thus, a total incentive award to the CEO of $130,000 was made. A full incentive payment to the Chief Executive Officer will be considered when the earnings and return on invested capital of the Corporation reflect the value of the structural changes and organization building which has been accomplished in 1993, and over the past several years.

    A restricted stock award of 15,000 shares was made to the Chief Executive Officer in 1993. No stock option was granted to the Chief Executive Officer in 1993, and no stock option or restricted stock award was made to the Chief Executive Officer in 1992. In 1993, restricted stock grants totaling 89,000 shares were made to 18 other Executive Officers and no stock option grants were made to any other Executive Officer of the Corporation. The restricted stock awards made to the Chief Executive Officer and the other Executive Officers in 1993 were determined by the Committee on the basis of the factors discussed above with respect to the cash and long-term stock incentive compensation of the Chief Executive Officer and other Executive Officers, and on the Committee's judgment as to the level at which such awards would, in each particular case, serve the purpose of restricted stock and stock option grants, generally, that is, to align the interests of management with those of Stockholders, and to strengthen management's commitment to the Corporation. The size of the restricted stock award made to the Chief Executive Officer was determined, in particular, based on the long-term structural changes reducing the Corporation's position in declining or losing businesses, and concentrating operations in developing businesses, which were made in 1992 and 1993. The value of these changes to the Stockholders, and the purposes of the Corporation's compensation plans (see "Statement of Purpose" on page 22, were also considered in determining the size of the awards to the Chief Executive Officer, and to other Executive Officers generally.

                                     *  *  *

    The Committee believes the restricted stock and stock option plan has been an important influence in enabling the Corporation to retain and motivate strong management. We invite the Stockholders' attention to the eight-year holding period required for a full lapse of restrictions on ownership, which is intended to strengthen the management retention value of this plan. We recommend that the Stockholders approve its continuation by approving the Stock Option and Restricted Stock Plan of 1994 described on pages 26 to 33 of this Proxy Statement.

                                  Respectfully submitted,

                                  COMPENSATION COMMITTEE OF THE BROWN GROUP,
                                  INC. BOARD OF DIRECTORS

                                  Mr. Joseph L. Bower, Chairman
                                  Mrs. Joan F. Lane, Member
                                  Mr. John D. Macomber, Member
                                  Mr. Morton I. Sosland, Member
                                  Mr. Daniel R. Toll, Member
                                  Mr. W. L. Hadley Griffin, Member Ex Officio

                         PERFORMANCE OF THE CORPORATION

    Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the Standard & Poor's Composite-500 Index and an assumed Peer Group Index, with investment weighted based on market capitalization. The Corporation's Fiscal Year ends on the Saturday nearest to each January 31; accordingly, share prices are as of the last business day in each Fiscal Year.

                  Comparison of 5 Year Cumulative Total Return

                      2/2/90     2/1/91    1/31/92    1/29/93    1/28/94
                    ---------  ---------  ---------  ---------  ---------

       S&P 500       $116.47    $125.19    $153.94    $170.21    $190.86
       Peer Group    $115.37    $119.89    $169.54    $146.77    $124.17
       Brown Group   $ 72.12    $ 82.34    $ 91.90    $109.48    $135.98

       Assumes $100 Invested on January 27, 1989
       Total Return Assumes Reinvestment of Dividends

    The following table is derived from the same data shown in the previous graph, and is intended to assist Stockholders in evaluating their total returns on an annual basis for various holding periods.

              Compound Annual Rate of Total Return to Stockholders

                              5 Year*  4 Year  3 Year  2 Year   1 Year
                              -------  ------  ------  -------  -------

           Brown Group, Inc.   6.41%   17.90%  19.35%   22.48%   26.00%
           Peer Group          3.36%    1.65%  -0.32%  -15.85%  -18.23%
           S&P 500            13.69%   13.50%  15.25%   11.71%   12.88%

           * Holding period, in Fiscal Years of the Corporation corresponding to the previous graph, ended January 28, 1994

    The Peer Group Index depicted in the foregoing line graph and table consists of eight companies believed to be engaged in similar businesses:
Edison Brothers Stores, Inc., Fabri-Centers of America, Inc., GENESCO Inc., Hancock Fabrics, Inc., House of Fabrics, Inc., The Stride Rite Corporation, The United States Shoe Corporation and Wolverine World Wide, Inc. These indices are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of the Corporation's Common Stock.

                                       (B)
                 STOCK OPTION AND RESTRICTED STOCK PLAN OF 1994

    The Stock Option and Restricted Stock Plan of 1994 (the "Plan") was approved by the Board of Directors on March 3, 1994, subject to approval by the Stockholders. The Plan is set out in full as Exhibit 3 to this Proxy Statement. The following summary of the terms of the Plan is derived from Exhibit 3 and is qualified by reference to the specific terms of the Plan.

    The Plan is to be administered by the Compensation Committee, which is composed of two or more Directors appointed by the Board of Directors from those members who are not eligible to receive, and who have not at any time within one year prior to their appointment as Compensation Committee members received, discretionary grants of the Corporation's equity securities pursuant to the terms of the Plan or any other plan of the Corporation or its parent or subsidiaries. In addition, with respect to the grant of stock options, stock appreciation rights and Restricted Stock, no member of the Compensation Committee making such grants shall: (1) be a current employee of the Corporation, or a parent or subsidiary; (2) be a former employee of the Corporation, or a parent or subsidiary, who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (3) have been an Officer of the Corporation, or a parent or subsidiary; or (4) receive remuneration from the Corporation, or a parent or subsidiary, either directly or indirectly in any capacity other than as a Director. These members of the Compensation Committee are referred to as "Outside Directors".

    Notwithstanding the foregoing, a person may qualify as an Outside Director until the first meeting of the Stockholders of the Corporation at which Directors are elected which occurs after July 1, 1994, if such person is a Director who is a "disinterested person" within the meaning of Rule

16b-3(c)(2)(i) of the Securities Exchange Act of 1934, as in effect on April 30, 1991.

    The Outside Directors may be a sub-committee of the Compensation Committee or comprise the whole Committee. If a sub-committee, their deliberations shall be separate and shall be reported directly to the full Board of Directors for any further action required. Key employees of the Corporation and its subsidiaries are eligible for awards under the Plan. The Compensation Committee has full authority to determine which employees are "key employees" for purposes of the Plan and to determine, subject to the terms of the Plan, the amount and form of all awards.

    The purposes of the Plan are to motivate certain key employees of the Corporation to improve the performance of the Corporation and the value of its stock through achieving gains in earnings, improvements in return on assets and return on the equity of the Corporation, and to provide a means to enable the Corporation to secure and retain valuable personnel by making such individuals participants in the success of the Corporation.

    The Corporation competes principally in the shoe business, which is characterized by high levels of competition for capable executives, and relatively frequent job-switching. It is the Board's opinion that the "Restricted Stock" feature of the Plan has been an important factor in the development and retention of key employees, and an eight-year holding period prior to a full lapse of restrictions on ownership is an important feature of this Plan intended to strengthen management retention.

    If the Plan is approved by the Stockholders, the Corporation will not issue any further options or Restricted Stock Awards under the Stock Option and Restricted Stock Plan of 1987, as amended. The Plan covers an aggregate of 750,000 shares of the Corporations's Common Stock for the purpose of making awards under the Plan. The maximum number of shares for which options and Stock Appreciation Units can be granted to any one participant during the 10-year period beginning March 3, 1994, is 75,000. The shares available for use under the Plan consist of authorized but unissued shares of the Corporation's Common Stock, reacquired shares, or both. The number of shares available to the Compensation Committee and the number of Stock Appreciation Units available to the Compensation Committee under the Plan would be adjusted to reflect any stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares affecting the Corporation.

    It is a further purpose of the Plan to provide for the granting of Common Stock to non-employee Directors ("Director Stock") in order to promote their equity interest in the Corporation. On the date the Plan becomes effective, each non-employee Director then in office will automatically be granted 1,000 shares of Director Stock. In addition each new non-employee Director will automatically be granted 1,000 shares of Director Stock on the date such new non-employee Director assumes office. Thereafter, on the last business day before each subsequent Annual Meeting of Stockholders of the Corporation, each non-employee Director then in office, who is not the Chairman of a Committee of the Board of Directors, will automatically be granted 250 shares of Director Stock. Each non-employee Director then in office who is the Chairman of a Committee of the Board of Directors will automatically be granted 350 shares of Director Stock.

    Summarized in the following table are the grants of Director Stock that will be made to non-employee Directors under the Plan upon approval of the Plan by the Stockholders at the Annual Meeting, assuming that, at the Annual Meeting, the Stockholders elect the candidates for the Board of Directors who are nominated in this Proxy Statement:

                                                          Dollar       Number
Recipients                                            Value ($) (1)  of Shares
- ----------------------------------------------------  -------------  ----------

Initially, to all non-employee Directors in office
on May 26, 1994, the effective date of the Plan.....      270,375     7,000

Initially, to each new non-employee Director, on
assuming office.....................................          -0-       -0- (2)

Annually, to all non-employee Directors, other than
Chairmen of Committees of the Board of Directors,
in office on the last business day before the 1995
Annual Meeting of Stockholders and annually
thereafter..........................................       38,625     1,000

Annually, to all non-employee Directors who are also
Chairmen of Committees of the Board of Directors,
in office on the last business day before the 1995
Annual Meeting of Stockholders and annually
thereafter..........................................       40,556     1,050

- ----------

(1) Computed on the basis of the Fair Market Value of the Common Stock on April 15, 1994 of $38.625 per share.

(2) As of the date of this Proxy Statement, all non-employee nominees for election as Directors at the Annual Meeting are already Directors of the Corporation.

    If an option and/or stock appreciation award expires or is terminated or surrendered without having been fully exercised or shares of Restricted Stock are forfeited, the unpurchased shares or forfeited shares of Common Stock subject to the option, stock appreciation award or grant of Restricted Stock shall again be available for the purpose of the Plan (except that in the case of Restricted Stock, only those shares with respect to which dividends have not been declared shall again be available for the purpose of this Plan).

    Stock Option Awards under the terms of the Plan are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent such treatment is available. The aggregate fair market value of Common Stock, valued at the time of grant, with respect to which Incentive Stock Options granted to an individual (under the Plan or any of the Corporation's other option plans) may become exercisable for the first time in any calendar year shall not exceed $100,000. Options granted in excess of this limitation will not qualify as Incentive Stock Options. All options are awarded at an option price which is equal to the Fair Market Value, as defined in the Plan, on the date on which the option is granted. The Fair Market Value of the Common Stock on April 15, 1994 was $38.625 per share. The options are exercisable as follows: after one year from the date of grant, the optionee may purchase up to one-fourth of the total number of shares; after two years from the date of grant, the optionee may purchase, on a cumulative basis, up to one-half of the total number of shares; after three years from the date of grant, the optionee may purchase, on a cumulative basis, up to three-fourths of the total number of shares; and after four years, but prior to the end of the tenth year from the date of grant, the optionee may purchase, on a cumulative basis, up to 100 percent of the total number of shares.

    The purchase price of an option may be paid in cash, or, in the discretion of the Compensation Committee, by tender of shares of the Corporation's Common Stock having a Fair Market Value equal to the option price or by any combination of cash and stock; however, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless such shares have been held by the optionee for at least one year and at least two years have elapsed since such Incentive Stock Option was granted.

    A stock appreciation award consists of a number of Stock Appreciation Units determined by the Compensation Committee. An award is granted only in tandem with a Stock Option and is for the same term as such underlying option. Each stock appreciation award entitles the recipient thereof to be paid in cash or Common Stock of the Corporation (or any combination thereof as determined by the Compensation Committee) the amount by which a share of the Corporation's Common Stock has appreciated in Fair Market Value from the date of the award until the date on which the participant elects payment.

    The exercise of an option causes a corresponding reduction in Stock Appreciation Units previously credited to the participant. In addition, payment of a stock appreciation award causes a corresponding cancellation of the same number of options.

    Options and Stock Appreciation Units are not transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by him. An option must be exercised prior to termination of employment or, if exercisable at termination, within 60 days of such termination. In the event of the merger of the Corporation into another company, the dissolution or liquidation of the Corporation, or a change of control of the Corporation, any outstanding options and stock appreciation awards shall immediately mature and vest in full and be payable in an amount equal to the difference between the exercise price and the Fair Market Value of the shares on the date of the event triggering accelerated maturity.

    Shares of Restricted Stock will be granted at no cost to the participant and delivered at the time of the grant but will be subject to forfeiture until certain specified conditions are met. Each certificate representing shares of Restricted Stock will bear a legend referring to the Plan, the risk of forfeiture of the shares and the fact that such shares are non-transferable until the restrictions have been satisfied and the legend has been removed. The participant will be entitled to full voting and dividend rights with respect to such shares from the date of grant. Shares will vest in the participant and the restrictions will lapse as follows: one-half of the shares after four years from the date of grant, an additional one-fourth after six years, and the remaining one-fourth after eight years.

    A participant will be entitled to receive shares of Restricted Stock free of restrictions only if he is at the time of the lapse of such restrictions in the employ of the Corporation (or a parent or subsidiary) and has been continuously so employed since the date of grant except in the case of retirement or death. If employment is terminated by retirement on or after age

65, or prior to age 65 with the consent of the Compensation Committee, all previously granted shares of Restricted Stock still subject to the restrictions set forth above will become immediately free of such restrictions. If employment is terminated because of disability, the participant will be treated as continuing in the employ of the Corporation for purposes of fulfilling the restriction period. In the event of death, all shares of Restricted Stock not yet free of the restrictions will become immediately free of such restrictions.

    The Plan provides that the Corporation may withhold from any payment, whether in cash or shares of stock, any amount necessary to satisfy federal and state income tax withholding requirements. Such withholding may be in cash or shares of stock.

    The Plan will terminate on March 3, 2004, which is ten years after the date on which the Plan was originally approved by the Board of Directors, and no additional options, stock appreciation awards or shares of Restricted Stock will be granted after that date. The termination of the Plan will not affect any unexercised options, stock appreciation awards or shares of Restricted Stock which have not vested and which are outstanding at the time of termination of the Plan. The Board of Directors may, at any time prior to March 3, 2004, terminate the Plan or make such modifications to the Plan as it considers appropriate, but may not materially increase the maximum number of shares for which options, stock appreciation awards and shares of Restricted Stock and Director Stock may be granted (except in the event of stock splits, etc., as described above), change the class of employees to whom options, stock appreciation awards or shares of Restricted Stock may be granted, withdraw the authority to administer the Plan from a Committee whose members meet the requirements stated in the Plan or materially increase the benefits accruing to participants under the Plan.

    In the event that (1) any person other than the Corporation acquires more than 25 percent of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any outstanding option, stock appreciation award or unvested shares of Restricted Stock held by an employee of the Corporation or any parent or subsidiary of the Corporation shall immediately mature and vest in full. In such event (1) in the case of options or Stock Appreciation Units, payment will be made of an amount equal to the difference between the aggregate exercise price of such option or Unit and the aggregate Fair Market Value of the shares subject thereto, or
(2) in the case of Restricted Stock, all restrictions with respect to such stock will be removed. The Board of Directors may, however, by unanimous resolution provide that such maturity shall not result from any event specified in clause (3) above.

    Although it is not possible or appropriate at this time to determine the identities or positions of those certain key management employees to whom shares of Restricted Stock under the Plan may be granted, it is intended that such grants will be made to approximately 25 to 50 high performance, high potential individuals each year during the life of the Plan who are best in a position to cause significant improvements in the performance of the Corporation.

Incentive Stock Options

    An employee does not recognize income on the grant of an Incentive Stock Option. If an employee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares thus acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the employee will not recognize any income by reason of the exercise and the employer will be allowed no deduction by reason of the grant or exercise. The employee's basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee. Provided the employee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

    If an employee disposes of the shares within two years from the date of the grant of the option or within one year from the date of exercise (an "early disposition"), the employee will recognize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the Fair Market Value of the shares on the date of exercise, over the employee's basis in the shares. The employer will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the early disposition of such shares over the Fair Market Value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the employee holds the shares as a capital asset at the time of disposition. If an employee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the employee holds the shares as a capital asset at the time of disposition.

    The excess of the Fair Market Value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is a tax preference item (the "Incentive Stock Option Preference") unless the optionee makes an early disposition of such stock. See "Taxation of Preference Items" below.

Non-Incentive Stock Options

    Non-Incentive Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Internal Revenue Code. Although the optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a Non-Incentive Stock Option in an amount equal to the difference between the Fair Market Value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

    As a result of the optionee's exercise of a Non-Incentive Stock Option, the Corporation will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Corporation's deduction will be taken in the Corporation's taxable year in which the option is exercised.

    The excess of the Fair Market Value of the stock on the date of exercise of a Non-Incentive Stock Option over the exercise price is not an item of tax preference. See "Taxation of Preference Items" below.

Payment in Shares

    If the employee exercises an option and surrenders stock already owned by him ("Old Shares"), the following rules apply:

    1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the option is not an Incentive Stock Option) in an amount equal to the Fair Market Value of such additional shares less any cash paid for them, and the employer will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the Fair Market Value of such shares (or, in the case of an Incentive Stock Option, the cash, if any, paid for additional shares) on the date of exercise and the holding period for such additional shares will commence on the date the option is exercised.

    2. To the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, under proposed regulations promulgated by the Internal Revenue Service, if the optionee exercises an Incentive Stock Option by surrendering Old Shares, the holding period for the New Shares will begin on the date the New Shares are transferred to the optionee for purposes of determining whether there is an early disposition of the New Shares, and if the optionee makes an early disposition of the New Shares, he will be deemed to have disposed of the New Shares with the lowest basis first. If the optionee exercises an Incentive Stock Option by surrendering Old Shares which were acquired through the exercise of an Incentive Stock Option, and if the surrender occurs prior to the expiration of two years from the date the option was granted or one year from the date the Old Shares were transferred to the Optionee, the surrender will be deemed to be an early disposition of the Old Shares. The federal income tax consequences of an early disposition are discussed above.

Stock Appreciation Awards

    A recipient of a stock appreciation award will recognize ordinary income in the year in which the award is actually paid to him, whether the award is paid in stock or cash. The employer will have a corresponding deduction in an amount reportable by the recipient as income and in the same year. However, the employer is entitled to deduct as compensation the amount included in the recipient's gross income as a result of the payment of the award in stock only in its tax year in which or with which ends the tax year of the employee in which he recognizes gross income. If the award is paid in stock, the recipient's basis will be equal to the Fair Market Value of the stock when received and his holding period will begin on that date. If the stock so acquired is later sold or exchanged, the difference between the sale price of the stock and the employee's basis in the stock is taxable as long-term or short-term capital gain or loss depending upon the holding period for the stock. The maximum tax rate on net capital gains-that is, the net long-term capital gain over the net short-term capital loss for the year-is 28 percent even though the maximum tax rate for individuals is 39.6 percent.

Taxation of Preference Items

    Section 55 of the Internal Revenue Code imposes an Alternative Minimum Tax equal to the excess, if any of (1) 26 percent of the optionee's "alternative minimum taxable income" ("AMTI") of $175,000 (28 percent on AMTI above $175,000) over (2) the optionee's "regular" federal income tax. AMTI is determined by adding the optionee's tax preferences, including his Incentive Stock Option Preference, to his adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is generally $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly and $22,500 for married taxpayers filing separately, but is subject to a reduction if alternative minimum taxable income exceeds certain levels.

Restricted Stock and Director Stock

    An employee does not recognize income upon the receipt of Restricted Stock. At the time the restriction lapses, the employee will recognize income in an amount equal to the Fair Market Value of the shares on the date the restriction lapses and the Corporation will be entitled to an income tax deduction of the same amount. However, the employee may elect to recognize income on the date of the receipt of the Restricted Stock by making an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the employee makes a Section 83(b) Election, he will recognize income in an amount equal to the Fair Market Value of the shares on the date he receives the shares, and the Corporation will be entitled to an income tax deduction of the same amount.

    Each non-employee Director will recognize income on receipt of Director Stock in an amount equal to the Fair Market Value of the shares on the date of receipt, and the Corporation will be entitled to an income tax deduction of the same amount.

    In all cases, the Corporation's tax deduction will be taken in its taxable year in which or with which ends the taxable year of the employee or non-employee Director in which he recognizes income.

    Notwithstanding the foregoing, the Corporation's deductions for certain executive compensation (excluding stock options and stock appreciation awards) may be subject to a $1,000,000 limit in any fiscal year for compensation to the Chief Executive Officer and the next four highest paid officers of the Corporation.

    The foregoing description is only a summary of the federal income tax consequences of the Plan and is based on the Corporation's understanding of present federal tax laws and regulations.

Vote Required

    The affirmative vote of a majority of the Corporation's Common Stock outstanding will constitute approval of the Plan. The Board of Directors of the Corporation recommends a VOTE FOR such approval of the Plan.

                                       (C)
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of Ernst & Young, Gateway One, Suite 1400, 701 Market Street, St. Louis, Missouri 63101, has examined the financial statements of the Corporation for the 1993 Fiscal Year and for many years prior thereto, and the Board of

Directors, upon the recommendation of its Audit Committee, wishes to continue the services of this firm for the current Fiscal Year ending January 28, 1995. A resolution will be presented to the Annual Meeting to ratify the appointment by the Board of Directors of the firm of Ernst & Young, as independent auditors, to examine the financial statements of the Corporation for the current Fiscal Year ending January 28, 1995, and to perform other appropriate accounting services. The Corporation has been advised that a representative of Ernst & Young will be present at the Annual Meeting with an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions of the Stockholders.

    The Corporation has been informed by Ernst & Young that no member of the firm has any financial interest, either direct or indirect, in the Corporation or any of its subsidiaries, and that during the past three years no such member has had any connection with the Corporation or any of its subsidiaries in any capacity other than that of auditors or consultants.

    If the Stockholders do not ratify the selection of Ernst & Young, the selection of independent auditors will be reconsidered by the Board of Directors.

    The Board of Directors of the Corporation recommends a VOTE FOR ratification of the appointment of Ernst & Young as its independent auditors. It is intended that the votes will be cast pursuant to the accompanying Proxy for ratification of the appointment of Ernst & Young unless Stockholders specify a contrary choice in their Proxies.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and with the New York and Chicago Stock Exchanges. Executive Officers, Directors and greater-than-ten-percent Stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such reports furnished to the Corporation, or written representations that no such reports were required, the Corporation believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the Fiscal Year ended January 29, 1994.

                                     VOTING

    Under the New York Business Corporation Law (the "BCL") and the Corporation's Certificate of Incorporation, the presence, in person or represented by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of Stockholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by Proxy, at the Annual Meeting will be counted as present, regardless of whether the holder of the shares or Proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter. Once a quorum of Stockholders is established, the affirmative vote of a plurality of the shares which are present in person or represented by Proxy at the Annual Meeting is required to elect each Director. The affirmative vote of a majority of the shares which are present in person or represented by Proxy and entitled to vote at the Annual Meeting is required to act on any other matter properly brought before the Annual Meeting, including the appointment of independent auditors, except that the affirmative vote of a majority of the Corporation's Common Stock outstanding is required for approval of the Stock Option and Restricted Stock Plan of 1994.

    Shares represented by Proxies which are marked "vote withheld" with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by Proxies which are marked "abstain" with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote except with respect to the Stock Option and Restricted Stock Plan of 1994. Shares represented by Proxies which deny the Proxy-holder discretionary authority to vote on a proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote except with respect to the Stock Option and Restricted Stock Plan of 1994.

    Except for any omitted shareholder proposals, the Corporation knows of no other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such Proxies and against any omitted shareholder proposal.

                              STOCKHOLDER PROPOSALS

    Proposals of eligible Stockholders intended to be presented at the 1995 Annual Meeting, currently scheduled to be held on May 25, 1995, must be received by the Corporation by December 21, 1994 for inclusion in the Corporation's Proxy Statement and Proxy relating to that meeting. Upon receipt of any such proposal, the Corporation will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

    In order for a Stockholder to nominate a candidate for Director, under the Corporation's Bylaws timely notice of the nomination must be received by the Corporation in advance of the meeting. Ordinarily, such notice must be received by the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by such Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The Stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as
(a) the name, age, business and residence addresses, occupation and shares held of such person; (b) any other information relating to such nominee required to be disclosed in the Proxy Statement; and (c) the name, address and shares held by the Stockholder.

    In order for a Stockholder to bring other business before a Stockholder meeting, under the Corporation's Bylaws timely notice must be received by the Corporation within the time limits described above. A Stockholder's notice shall set forth as to each matter the Stockholder proposes to bring before the Annual Meeting various information regarding the proposal, including (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons therefor, (b) the name and address of such Stockholder proposing such business, (c) the number of shares of Common Stock of the Corporation which are beneficially owned by such Stockholder, and (d) any material interest of such Stockholder in such business. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Corporation's Proxy Statement.

    In each case, notice must be given to the Vice President, General Counsel and Corporate Secretary of the Corporation, whose address is 8300 Maryland Avenue, St. Louis, Missouri 63105. Any Stockholder desiring a copy of the Corporation's Bylaws will be forwarded one without charge upon written request from such individual.

                                  MISCELLANEOUS

    The Corporation will bear the cost of solicitation of Proxies. Proxies will be solicited by mail. They also may be solicited by Executive Officers and regular employees of the Corporation personally or by telephone or telegram, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred therein.

    Even though you plan to attend the meeting in person, please sign, date and return the enclosed Proxy promptly. The person giving a Proxy has the power to revoke it, at any time before it is exercised, by giving written notice of revocation to the Vice President, General Counsel and Corporate Secretary of the Corporation or by duly executing and delivering a Proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by Proxies received in time to be counted at the Annual Meeting will be voted. A postage paid, return addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

                                          ROBERT D. PICKLE
                                          Vice President, General Counsel
                                          and Corporate Secretary

St. Louis, Missouri 63105
April 20, 1994

                                                                      EXHIBIT 1

                                   ARTICLE II

    "Section 1. Number. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the Stockholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these Bylaws, as aforesaid, the number of directors of the Corporation shall be eleven. Such directors shall be classified in respect of the time for which they shall severally hold office, by dividing them into two classes consisting of four directors each and one class consisting of three directors. At each annual election, the successors of the directors of the class whose term shall expire in that year, shall be elected to hold office for the term of three years so that the term of office of one class of directors shall expire in each year. The Board of Directors shall not choose as a director to fill a temporary vacancy any person over the age of seventy years, and shall not recommend to the stockholders any person for election as a director for a term extending beyond the Annual Meeting of Stockholders following the end of the calendar year during which he attains his seventieth birthday, provided, however, that this shall not apply to directors elected or holding office at the time of the Annual Meeting of Stockholders in 1967; and provided further, that this shall not prevent the designation by the Board of such person as an Honorary Director, to serve without vote."

                                                                      EXHIBIT 2

                                   ARTICLE II

    "Section 1. Number. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the Stockholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these Bylaws, as aforesaid, the number of directors of the Corporation shall be nine. Such directors shall be classified in respect of the time for which they shall severally hold office, by dividing them into three classes consisting of three directors each. At each annual election, the successors of the directors of the class whose term shall expire in that year, shall be elected to hold office for the term of three years so that the term of office of one class of directors shall expire in each year. The Board of Directors shall not choose as a director to fill a temporary vacancy any person over the age of seventy years, and shall not recommend to the stockholders any person for election as a director for a term extending beyond the Annual Meeting of Stockholders following the end of the calendar year during which he attains his seventieth birthday, provided, however, that this shall not apply to directors elected or holding office at the time of the Annual Meeting of Stockholders in 1967; and provided further, that this shall not prevent the designation by the Board of such person as an Honorary Director, to serve without vote."

                                                                      EXHIBIT 3

                                TABLE OF CONTENTS

                                BROWN GROUP, INC.

STOCK OPTION AND RESTRICTED STOCK PLAN OF 1994 . . . . . . . . . . . . . . . 40
    SECTION I. PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
    SECTION II. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 40
    SECTION III. STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    SECTION IV. ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . 41
    SECTION V. STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . 41
    SECTION VI. STOCK APPRECIATION AWARDS. . . . . . . . . . . . . . . . . . 43
    SECTION VII. RESTRICTED STOCK. . . . . . . . . . . . . . . . . . . . . . 44
    SECTION VIII. DIRECTOR STOCK . . . . . . . . . . . . . . . . . . . . . . 45
    SECTION IX. ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . 45
    SECTION X. COMPENSATION COMMITTEE. . . . . . . . . . . . . . . . . . . . 46
    SECTION XI. EFFECT OF CHANGE IN STOCK. . . . . . . . . . . . . . . . . . 46
    SECTION XII. AMENDMENT OR TERMINATION. . . . . . . . . . . . . . . . . . 47
    SECTION XIII. CHANGE OF CONTROL. . . . . . . . . . . . . . . . . . . . . 47
    SECTION XIV. WITHHOLDING . . . . . . . . . . . . . . . . . . . . . . . . 48
    SECTION XV. TERMINATION OF EMPLOYMENT. . . . . . . . . . . . . . . . . . 48

                                BROWN GROUP, INC

                 STOCK OPTION AND RESTRICTED STOCK PLAN OF 1994

SECTION I. PURPOSE

    The purpose of this Plan is to provide an incentive to and to encourage ownership of the Company's stock by the grant of stock options, restricted stock and stock appreciation awards to certain "Key Employees" and by the grant of Director Stock to "Non-Employee Directors" of the Company or its subsidiaries. It is intended that all options granted pursuant to the Plan will qualify as Incentive Stock Options, as defined in Section 422(b) of the Internal Revenue Code of 1986, except for those options granted pursuant to the Plan which are in excess of the limitations set forth in Section 422(d).

SECTION II. DEFINITIONS

    A.   "Board of Directors" means the board of directors of the Company.

    B. "Common Stock" means shares of the Common Stock, par value $3.75 per share, of the Company.

    C. "Company" means Brown Group, Inc., a New York corporation, or any successor thereto.

    D. "Compensation Committee" means the committee established by the Board of Directors of the Company pursuant to Section IX.

    E. "Director Stock" means shares of Common Stock granted to a Non-Employee Director pursuant to Section VIII of the Plan.

    F.   "Effective Date" means May 26, 1994.

    G. "Fair Market Value," as of a given date, means the mean between the high and low selling prices on the New York Stock Exchange of Common Stock on such given date. In the absence of actual sales on a given date, "Fair Market Value" means the mean between the high and low selling prices on the New York Stock Exchange of Common Stock on the last day preceding such given date on which a sale of the Common Stock occurred.

    H. "Key Employee" means a person who is employed in a position of administrative or managerial responsibility by the Company or a Subsidiary.

    I. "Non-Employee Director" means a director of the Company who is not an employee of the Company or a Subsidiary.

    J. "Parent" means any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company if at the time of the grant of an option each of the corporations, other than the Company or a Subsidiary, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    K. "Participant" means a Key Employee who is awarded a Stock Appreciation Unit and/or a stock option and/or shares of Restricted Stock hereunder.

    L. "Plan" means this Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994.

    M. "Restricted Stock" means shares of Common Stock granted to a Key Employee pursuant to Section VII of the Plan.

    N. "Stock Appreciation Unit" means, to the extent provided in this Plan and only to that extent, a share of Common Stock.

    O. "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an option hereunder, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION III. STOCK

    The stock which may be issued and either granted or sold under this Plan or pursuant to which stock appreciation awards may be satisfied shall not exceed, in the aggregate, 750,000 shares of the Company's Common Stock. If an option and/or stock appreciation award expires or is terminated or surrendered without having been fully exercised or shares of Restricted Stock are forfeited, the unpurchased shares or forfeited shares of Common Stock subject to the option, stock appreciation award or grant of Restricted Stock shall again be available for the purpose of the Plan (except that in the case of Restricted Stock, only those shares with respect to which dividends have not been declared shall again be available for the purpose of this Plan). The number of shares for which options and stock appreciation rights can be granted to any one Participant during the ten-year period beginning March 3, 1994 shall be 75,000 shares.

SECTION IV. ELIGIBILITY

    A share of Restricted Stock, a stock option, or a stock option in tandem with a stock appreciation award may be granted under the Plan only to a Key Employee.

    A share of Director Stock may be granted under the Plan only to a Non-Employee Director.

SECTION V. STOCK OPTIONS

    Option Price. The purchase price for shares of Common Stock under any option granted under this Plan shall be the Fair Market Value for such shares on the date on which such option was granted. Such Fair Market Value shall be set forth in the Option Agreement.

    Term and Exercise of Options. An option may be exercised during an option period commencing in the second year and ending ten years from the date on which an option is granted, as follows:

    After one year from the date of grant, the optionee may purchase up to one-fourth of the total number of shares to which his option relates;

    After two years from the date of grant, the optionee may purchase, on a cumulative basis, up to one-half of the total number of shares to which his option relates;

    After three years from the date of grant, the optionee may purchase, on a cumulative basis, up to three-fourths of the total number of shares to which his option relates;

    After four years but prior to the end of the tenth year from the date on which the option is granted, the optionee may purchase, on a cumulative basis, up to 100% of the total number of shares to which his option relates;

    provided, however that except as set forth in Subsections E and F and
    Section XIII, no option may be exercised unless the optionee is then in the employ of the Company, a Parent or Subsidiary and shall have been continuously so employed since the date of the grant of his option.

    Non-Transferability of Options. Each option granted under the Plan shall by its terms be non-transferable other than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the optionee, only by him.

    Termination of Employment. If the employment of an optionee is terminated other than by reason of his death, he may exercise his option, to the extent that he was entitled to exercise it at the date of such termination of employment, at any time within 60 days after such termination; provided, however, that no exercise of any option may take place any later than ten years from the date of the grant of such option. No change in the duties of an optionee, while in the employ of the Company, a Parent or a Subsidiary, or transfer, if still employed after the transfer by the Company, a Parent or a Subsidiary, shall constitute termination of employment.

    Death of Optionee. In the event of the death of an optionee, while he is entitled to exercise an option granted under the Plan, his option may be exercised, to the extent that he was entitled to exercise it as of the date of his death, by his estate, or by any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, at any time within a period of one year after his death, but in no event after ten years from the date of the grant of the option.

    Leaves of Absence. The option agreements issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

    Payment of Option Price. The purchase price is to be paid in full upon the exercise of an option, either (i) in cash; or (ii) in the discretion of the Compensation Committee, by the tender to the Company of shares of the Common Stock owned by the optionee and registered in his name (other than Restricted Stock which has not yet vested) having a Fair Market Value equal to the cash exercise price of the option being exercised; or (iii) in the discretion of the Compensation Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year; and (ii) at least two years have elapsed since such Incentive Stock Option was granted. The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock held in treasury, and used for the corporate purposes of the Company as the Board of Directors shall determine.

    Limitation on Exercise of Options. The maximum aggregate Fair Market Value (determined as of the time an option is granted) of Common Stock with respect to which Incentive Stock Options are first exercisable by an optionee in any calendar year (under all option plans of the Company, its Parent and its Subsidiaries) shall not exceed an aggregate Fair Market Value of $100,000.

SECTION VI. STOCK APPRECIATION AWARDS

    Description. A stock appreciation award shall be that number of Stock Appreciation Units as the Compensation Committee shall from time to time grant. The right to elect to receive such award may be based on criteria determined by the Committee. After the criteria have been met which allow a Participant to elect to receive payment, such election may be made at any time during the remainder of the term of the award. Upon electing to receive payment of a stock appreciation award, a Participant shall receive for each Stock Appreciation Unit as to which payment is elected an amount in cash, in Common Stock or in any combination thereof, as the Compensation Committee shall determine, equal to the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which such election is made exceeds the Fair Market Value of one share of Common Stock on the date on which the stock appreciation award was granted.

    Grant of Award. The Compensation Committee may, in its sole discretion, grant a Key Employee a stock appreciation award in tandem with a stock option; provided, however, that the agreements evidencing the grant of the stock appreciation award and the tandem stock option shall provide that the exercise of an option granted in tandem with a stock appreciation award shall cause a correlative reduction in Stock Appreciation Units theretofore standing to a Participant's credit, and the payment of a stock appreciation award shall cause a correlative cancellation of such option.

    Term and Exercise of Award. When a stock appreciation award is granted in tandem with a stock option, it shall have a term equal to the term of such stock option and shall be payable, upon a Participant's election, at the same times, and to the same extent, as such stock option; provided that, notwithstanding the preceding, except as set forth in Subsection G and Section XIII, no election to receive payment of a stock appreciation award may be made unless the Participant is then in the employ of the Company, a Parent or Subsidiary and shall have been continuously so employed since the date of the grant of his stock appreciation award.

    Establishment of Accounts. The Company shall establish a special ledger and shall record the name of each Participant and the number and type of Stock Appreciation Units awarded to such Participant in any year.

    Payment of Award. A stock appreciation award shall be paid, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

    Non-Transferability of Award. Except as provided in Subsection G, no stock appreciation award or the rights thereto shall be transferable.

    Death. In the event a Participant who has been granted a stock appreciation award in tandem with a stock option dies while still employed by the Company, a Parent or Subsidiary, payment of his stock appreciation award may be elected, to the extent that he was entitled to elect payment as of the date of his death, by his estate, or by any person who acquired the right to make such election by bequest or inheritance or by reason of the death of the Participant, at any time within a period of one year after his death, but in no event after ten years from the date of grant of the stock appreciation award.

    Leaves of Absence. The stock appreciation award agreements issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

SECTION VII. RESTRICTED STOCK

    Description. The Compensation Committee may grant to Key Employees shares of the Common Stock reserved pursuant to Section III of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant but shall be subject to forfeiture until vested in accordance with Subsection C. Each certificate representing shares of Restricted Stock shall bear a legend referring to this Plan, the risk of forfeiture of the shares and the fact that such shares are non-transferable until vesting restrictions have been satisfied and the legend has been removed. The grantee shall be entitled to full voting and dividend rights with respect to all shares of Restricted Stock, beginning with the date of grant.

    Cost of Restricted Stock. Grants of shares of Restricted Stock are considered additional compensation to a Participant, and shares shall be at no cost to the Participant.

    Removal of Legend (Vesting). Shares of Restricted Stock granted hereunder shall vest and the restrictions shall lapse as follows:

    (a) after four years from the date of grant, restrictions shall lapse for one-half of the total number of shares subject to the grant;

    (b) after six years from the date of grant, restrictions shall lapse for an additional one-fourth of the total number of shares subject to the grant;

    (c) after eight years from the date of grant, restrictions shall lapse for the remaining one-fourth of the total number of shares subject to the grant;

         provided, however, that except as set forth in Subsections E and F and Section XIII, or as otherwise set forth below, a grantee shall be entitled to receive shares of Restricted Stock free of restrictions only if, at the time of the lapse of such restrictions, such grantee is then in the employ of the Company, a Parent or Subsidiary and shall have been continuously so employed since the date of grant of the shares of Restricted Stock. If he is not so employed, such shares shall be forfeited.

    Non-Transferability. Except as provided in subsection F, shares of Restricted Stock shall not be transferable by a grantee until after the removal of the legend with respect to such shares.

    Retirement. If the employment of a grantee is terminated due to retirement on or after age 65 or due to retirement prior to age 65 with the consent of the Compensation Committee, all previously-granted shares of Restricted Stock still subject to the restrictions of subsection C, above, shall become immediately free of such restrictions. If the employment of a grantee is terminated due to retirement for disability, such grantee shall be treated as continuing in the employment of the Company solely for purposes of fulfilling the restrictions in C above.

    Death. In the event of the death of a grantee, all previously-granted shares of Restricted Stock, not yet free of the vesting restrictions of Subsection C, above, shall become immediately free of such restrictions.

    Leaves of Absence. The Restricted Stock agreements issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

SECTION VIII. DIRECTOR STOCK

    Grant and Award. On the Effective Date, each Non-Employee Director then in office will automatically be granted 1,000 shares of Director Stock. In addition each new Non-Employee Director will automatically be granted 1,000 shares of Director Stock on the date such new Non-Employee Director assumes office. Thereafter, on the last business day before each subsequent Annual Meeting of Stockholders of the Company, each Non-Employee Director then in office, who is not the Chairman of a Committee of the Board of Directors, will automatically be granted 250 shares of Director Stock. Each Non- Employee Director then in office who is the Chairman of a Committee of the Board of Directors will automatically be granted 350 shares of Director Stock.

    Amendment. The provisions of Section XII notwithstanding, in no event may the provisions of this Section VIII be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

SECTION IX. ADMINISTRATION

The Plan shall be administered by the Compensation Committee, except as set forth in Section X. Subject to the express provisions of the Plan, the Compensation Committee shall have complete authority to:

    determine the individuals to whom and the time or times when options and stock appreciation awards and shares of Restricted Stock shall be granted;

    determine the number of shares to be subject to each option, stock appreciation award and grant of Restricted Stock and the terms and provisions of each option, stock appreciation award and Restricted Stock agreement;

    interpret the Plan;

    prescribe, amend and rescind rules and regulations relating to the Plan; and

    make all determinations not specifically set forth in (A) through (D) above which it considers necessary or advisable for the administration of the Plan.

    All determinations by the Compensation Committee with respect to (A) through (E) above shall be final.

SECTION X. COMPENSATION COMMITTEE

    Composition. The Compensation Committee shall consist of two or more members of the Board of Directors who are not eligible to receive and who have not at any time within one year prior to their appointment as Compensation Committee members received discretionary grants of the Company's equity securities pursuant to the terms of this Plan or any other plan of the Company or its Parent or Subsidiaries. In addition, with respect to the grant of stock options, stock appreciation rights and Restricted Stock, such member ("Outside Director") shall not:

    be a current employee of the Company, or a Parent or Subsidiary;

    be a former employee of the Company, or a Parent or Subsidiary, who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

    have been an officer of the Company, or a Parent or Subsidiary;

    receive Remuneration from the Company, or a Parent or Subsidiary, either directly or indirectly in any capacity other than as director.

    Notwithstanding the foregoing, a person may qualify as an Outside Director until the first meeting of the Stockholders of the Company at which directors are elected which occurs after July 1, 1994, if such person is a director who is a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i), 17 CFR
Section 240.16b-3(c)(2)(i) as in effect on April 30, 1991.

    The Outside Directors may be a sub-committee of the Compensation Committee or comprise the whole committee. If a sub-committee, their deliberations shall be separate and reported directly to the full Board of Directors for any further action required. "Remuneration" and "Officer" as used herein shall be determined in accordance with Proposed Treasury Regulations Section 1.162-27(e)(3) or any successor thereto.

    Appointment. The members of the Compensation Committee shall be appointed by and shall serve at the pleasure of the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Compensation Committee.

    Chairman Place of Meetings. The Compensation Committee and its Outside Director or sub-committee (if any) may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine.

    Quorum. A majority of its members shall constitute a quorum.

    Determinations. All determinations of the Compensation Committee or its sub-committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

SECTION XI. EFFECT OF CHANGE IN STOCK

    Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, spinoffs, split-ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares, the number of Stock Appreciation Units and number and class of shares available for options and grants of Restricted Stock and Director Stock and the number of shares subject to any outstanding options, Stock Appreciation Units and prior grants of Restricted Stock not yet vested, and the price thereof, as applicable, shall be appropriately adjusted by the Compensation Committee.

SECTION XII. AMENDMENT OR TERMINATION

    Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate, and no stock appreciation awards, stock options or shares of Restricted Stock or Director Stock shall be granted hereunder, after ten years from the date of its adoption by the Board of Directors. Any stock appreciation awards, options, or grants of shares of Restricted Stock outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected by such termination of the Plan. The Board of Directors of the Company may, at any time prior to that date, terminate the Plan or make such modifications of the Plan as it may deem advisable; provided, however, that the Board of Directors may not, without further approval by the holders of the Common Stock of the Company: (a) materially increase the maximum number of shares for which options and shares of Restricted Stock and Director Stock may be granted or pursuant to which stock appreciation awards may be satisfied (except under the anti-dilution provisions in Section XI), (b) change the class of employees to whom options may be granted, (c) withdraw the authority to administer the Plan from a committee whose members meet the requirements of Section X whether as Outside Directors or otherwise, (d) materially increase the benefits accruing to Participants or (e) increase the aggregate number of shares for which options can be granted to any Key Employee.

SECTION XIII. CHANGE OF CONTROL

    In the event that:

    any person other than the Company shall acquire more than 25% of the Company's Common Stock through a tender offer, exchange offer or otherwise; or

    the Company shall be liquidated or dissolved following a sale of all or substantially all of its assets; or

    the Company shall not be the surviving parent corporation resulting from any merger or consolidation to which it is a party, any then outstanding stock option, stock appreciation award, or unvested shares of Restricted Stock held by an employee of the Company or any Parent or Subsidiary of the Company shall immediately mature and vest in full and shall be settled by the payment to each employee participant of, in the case of stock options or Stock Appreciation Units, an amount equal to the difference between the aggregate exercise price of such option or unit and the aggregate Fair Market Value of the shares subject thereto on the Special Maturity Date, as hereinafter defined; or

    in the case of Restricted Stock, removal of all restrictions with respect to such stock;

    provided, however, that the Board may, by unanimous resolution, provide that such maturity shall not result from an event in clause
    (C) above. For purposes of an event specified in clause (A) above, the Special Maturity Date for purposes hereof shall be the date securities are first purchased by a tender or exchange offer, or the date upon which the Company first receives written notice of acquisition of 25% of its Common Stock, whichever shall first occur. For purposes of an event specified in clause (B) or (C), the Special Maturity Date shall be the effective date of the liquidation, dissolution, merger or consolidation. Settlement shall be made in cash within not less than five days following the Special Maturity Date; provided, however, that in the case of a merger or consolidation in which the holders of the Company's Common Stock are to receive securities of the surviving corporation, a Participant may, by written notice to the Company not less than ten days prior to the Special Maturity Date, elect to receive settlement either in cash or in shares of the Company's Common Stock having a Fair Market Value, immediately prior to the time such merger or consolidation becomes effective, equal to the amount due; provided, however, that any such election for a cash settlement shall be subject to the approval of the Compensation Committee or, in the case of any plans not administered by the Compensation Committee, another committee composed of not less than three disinterested members of the Board. Settlement of any such election shall be made immediately prior to the time such merger or consolidation is to become effective.

SECTION XIV. WITHHOLDING

    The Company, at the time any distribution is made under the Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.

SECTION XV. TERMINATION OF EMPLOYMENT

    Nothing in the Plan or in any option, stock appreciation award or the grant of Restricted Stock shall be deemed to create any limitation or restriction on such rights as the Company, Parent or Subsidiary, otherwise would have to terminate the employment of any person at any time for any reason.

    IN WITNESS WHEREOF, the Company has caused this Plan to be executed and become effective as of the 26th day of May, 1994, the Effective Date.

                                          BROWN GROUP, INC.

                                          By  _________________________________
                                              B. A. BRIDGEWATER, JR.
                                              Chairman of the Board of
                                              Directors and
                                              Chief Executive Officer
[SEAL]

ATTEST:

_______________________________
ROBERT D. PICKLE
Vice President, General Counsel
and Corporate Secretary

                                                                     APPENDIX A

                      DESCRIPTION OF PHOTOGRAPHIC MATERIAL

(1) Photograph of Joseph L. Bower.

(2) Photograph of Joan F. Lane.

(3) Photograph of Harry E. Rich.

(4) Photograph of Morton I. Sosland.

(5) Photograph of John D. Macomber.

(6) Photograph of Daniel R. Toll.

(7) Photograph of B. A. Bridgewater, Jr.

(8) Photograph of William E. Maritz.

(9) Photograph of General Edward C. Meyer, Retired.